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                                                                     Exhibit 5.2


22 September, 2005

Platinum Underwriters Holdings, Ltd.
The Belvedere Building
2nd Floor
69 Pitts Bay Road
Pembroke HM 08

Dear Sirs,

PLATINUM UNDERWRITERS HOLDINGS, LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-4 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission (the "Commission") or not relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of U.S.$250,000,000 aggregate principal amount of its Series B 7.50% senior notes due 1 June, 2017 (the "Exchange Notes") of Platinum Underwriters Finance, Inc. ("Platinum Finance"), fully and unconditionally guaranteed by the Company. The Exchange Notes will be offered by Platinum Finance and the Company for a like principal amount of Platinum Finance's outstanding Series A 7.50% senior notes due 2017, fully and unconditionally guaranteed by the Company, that have not been registered under the Securities Act (the "Original Notes").

For the purposes of giving this opinion, we have examined:

     (i)    a copy of the Registration Statement;

     (ii) a facsimile copy of an indenture dated as of 26 May 2005 (the "Base Indenture"), among Platinum Finance as issuer, the Company as guarantor and JPMorgan Chase Bank, N.A. as trustee (the "Trustee"), which Indenture includes the guarantee of the Original Notes and the Exchange Notes by the Company as set forth therein;

     (iii) a facsimile copy of the Supplemental Indenture dated as of May 26, 2005 among the Company, Platinum Finance and Trustee (the "First Supplemental Indenture"); and

     (iv) a copy of the Second Supplemental Indenture dated as of September 21, 2005 among the Company, Platinum Finance and Trustee (the "Second Supplemental Indenture", together with the First Supplemental Indenture and the Base Indenture, the "Indenture").

The Indenture together with the Registration Statement are herein sometimes collectively referred to as the "Documents" and such term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 11 August 2005, certified extracts of resolutions passed at a meeting of the directors of the Company held on 26 April, 2005 (collectively, the "Minutes"), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

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Platinum Underwriters Holdings.
Page 2

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft or unexecuted form, it will be or has been executed and/or filed in the form of that draft or unexecuted form, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Indenture, other than the Company, to enter into and perform its respective obligations under the Indenture, (d) the due execution of the Indenture by each of the parties thereto, other than the Company, and the delivery thereof by each of the parties thereto, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (g) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (h) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Indenture in accordance with its terms, (i) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Indenture to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, The City of New York, the State of New York (the "Foreign Courts"), (j) that none of the parties to the Indenture has carried on or will carry on activities, other than the performance of its obligations under the Indenture, which would constitute the carrying on of investment business in or from Bermuda and that none of the parties to the Indenture, other than the Company, will perform its obligations under the Indenture in or from Bermuda, (k) that on the date of entering into the Indenture the Company was, and after entering into the Indenture is, able to pay its liabilities as they become due.

The obligations of the Company under the Indenture (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Indenture which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment, which purports to fetter the statutory powers of the Company.

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Platinum Underwriters Holdings
Page 3

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offer to exchange the Original Notes for Exchange Notes by Platinum Finance and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Indenture.

3. Each of the Base Indenture and First Supplemental Indenture has been duly executed and delivered by or on behalf of the Company and constitute the valid and binding obligations of the Company in accordance with the terms thereof.

4. When duly executed and delivered by or on behalf of the Company, the Second Supplemental Indenture will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Enforcement of Civil Liabilities" under United States Federal Securities Law and Other Matters" and "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully
CONYERS DILL & PEARMAN